Exhibit 99.(h)(16)

AMENDMENT NO. 1

TO THE

FUND PARTICIPATION AND SHAREHOLDER SERVICES AGREEMENT

AMENDMENT NO. 1 effective August 8, 2025 (“Amendment No. 1”), to the Fund Participation and Shareholder Services Agreement dated August 30, 2024 (the “Agreement”) between Venerable Insurance and Annuity Company (the "Company”), on its own behalf and on behalf of each Separate Account (defined below), Directed Services LLC (“Company Distributor”) (Company together with Company Distributor, “Company Parties”), and Russell Investments Financial Services, LLC (the "Distributor") and Venerable Variable Insurance Trust, a non-retail, insurance dedicated, registered investment company (the “Registrant”).

WHEREAS, the Company, Company Distributor, Distributor, and Registrant desire to add newly registered funds (the “New Funds”) to the Agreement;

WHEREAS, capitalized terms used but not defined herein shall have the meaning set forth in the Agreement;

NOW THEREFORE, the Company Parties, Distributor and Registrant agree to modify and amend the Agreement as follows:

1.	New Funds. Effective August 8, 2025 (the “Effective Date”), the following New Funds are hereby added to the Agreement on the terms and conditions contained in the Agreement:

Venerable US Large Cap Core Equity Fund

Venerable US Small Cap Fund

Venerable International Index Fund

Venerable Mid Cap Index Fund

Venerable Small Cap Index Fund

Venerable Bond Index Fund

Venerable World Conservative Allocation Fund

Venerable World Moderate Allocation Fund

Venerable World Appreciation Allocation Fund

Venerable Emerging Markets Equity Fund

Venerable World Equity Fund

Venerable Intermediate Corporate Bond Index Fund

Venerable Conservative Allocation Fund

Venerable Conservative Appreciation Allocation Fund

Venerable Moderate Appreciation Allocation Fund

Venerable Appreciation Allocation Fund

2.	Duration of Agreement for the New Funds. With respect to each New Fund, the Agreement will continue in effect until September 5, 2026 (the “Initial Term”) and shall automatically renew following the Initial Term for subsequent one-year terms under the same terms and conditions, subject to the provisions for termination, as set forth in the Agreement.

3.	Schedule A. Schedule A to the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

4.	Schedule B. Schedule B to the Agreement is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

VENERABLE INSURANCE AND ANNUITY COMPANY	RUSSELL INVESTMENTS FINANCIAL SERVICES, LLC
By: /s/ Gilbert Chua	By: /s/ Mary Beth Albaneze
Name: Gilbert Chua	Name: Mary Beth Albaneze
Title: Head of Risk Strategy	Title: Secretary

DIRECTED SERVICES LLC	VENERABLE VARIABLE INSURANCE TRUST
By: /s/ Ken Brown	By: /s/ Michal Levy
Name: Ken Brown	Name: Michal Levy
Title: President & CEO	Title: President

AMENDMENT NO.1

SCHEDULE A

Current Non-Retail, Open-End Registered Investment Companies (“Registrants”)

•	Venerable Variable Insurance Trust, a Delaware statutory trust

o	Venerable US Large Cap Core Equity Fund

▪	Class V

▪	Class I

o	Venerable US Large Cap Strategic Equity Fund

▪	Class V

▪	Class I

o	Venerable US Small Cap Fund

▪	Class V

▪	Class I

o	Venerable Emerging Markets Equity Fund

▪	Class V

▪	Class I

o	Venerable World Equity Fund

▪	Class V

▪	Class I

o	Venerable High Yield Fund

▪	Class V

▪	Class I

o	Venerable Strategic Bond Fund

▪	Class V

▪	Class I

o	Venerable Large Cap Index Fund

▪	Class V

▪	Class I

o	Venerable Mid Cap Index Fund

▪	Class V

▪	Class I

o	Venerable Small Cap Index Fund

▪	Class V

▪	Class I

o	Venerable International Index Fund

▪	Class V

▪	Class I

o	Venerable Bond Index Fund

▪	Class V

▪	Class I

o	Venerable Intermediate Corporate Bond Index Fund

▪	Class V

▪	Class I

o	Venerable World Conservative Allocation Fund

▪	Class V

o	Venerable Moderate Allocation Fund

▪	Class V

o	Venerable World Moderate Allocation Fund

▪	Class V

o	Venerable World Appreciation Allocation Fund

▪	Class V

o	Venerable Conservative Allocation Fund

▪	Class V

o	Venerable Conservative Appreciation Allocation Fund

▪	Class V

o	Venerable Moderate Appreciation Allocation Fund

▪	Class V

o	Venerable Appreciation Allocation Fund

▪	Class V

AMENDMENT NO.1

SCHEDULE B

Funds and Fees

Funds: Except as otherwise provided for in this Agreement, this Agreement shall apply to all of the classes of all non-retail, insurance dedicated funds distributed by Distributor that, in accordance with their respective registration statements, are available to offer shares of one or more of its series to separate accounts of insurance companies that fund such Plans through a Contract, whether such funds or classes are currently established or are established hereafter, and whether such shares are currently outstanding or being offered or are offered and sold in the future (each a “Fund” and collectively, the “Funds” and each a “Class” and collectively the “Classes”, as applicable). For clarity, Class I shares of the Funds are only available to the Company so long as the Company neither receives nor requests any Distribution and Service 12b-1 Fee payments from the Funds, the Distributor or an affiliate of such entities with respect to the Class I Shares.

Except as set forth below, and subject to obtaining any required regulatory approvals, the Funds and the Distributor will pay no fee or compensation to Company or Company Distributor under this Agreement.

1.	Distribution and Service 12b-1 Fee:

(a)	Rate and Calculation: Subject to any applicable waivers and the qualifications below, as compensation for the Distribution Services and Shareholder Services rendered herein, Distributor will pay Company or Company Distributor a quarterly 12b-1 distribution and service fee at the rate set forth in each applicable Fund’s Prospectus and related Rule 12b-1 plan established pursuant to Rule 12b-1 under the 1940 Act (“Rule 12b-1 Plan”) (the “Distribution and Service 12b-1 Fee”). To the extent that Company receives a Distribution and Service 12b-1 Fee, it will pass the entire amount to the Company Distributor. Company Parties acknowledge that any Distribution and Service 12b-1 Fee compensation paid to it will only derive from applicable amounts paid to the Distributor from the applicable Fund. Company Parties also acknowledge and agree that the Distributor shall not be responsible for the payment of any such fee unless and until the Distributor has received such fee from the applicable Fund, and the Company Parties agree to waive payment of such fee unless and until the Distributor has received payment from the applicable Fund.

(b)	Payment: Distributor will pay Distribution and Service 12b-1 Fees within 30 days of the end of each calendar quarter and shall pay any amounts due for Distribution Services and Shareholder Services provided up to the termination date, if any, of this Agreement, except for the provision set forth in Section 8 of this Agreement.

(c)	Waivers: The Company Parties agree to waive down, at least through the date set forth in the table below, all or a portion of the Distribution and Service 12b-1 Fee it receives for certain Classes of certain Funds to the extent the total annual fund operating expenses of such Classes of such Funds exceed the respective annual rate of the average daily net assets set forth in the table below:

Fund and Class	Total Annual Fund Operating Expenses	Waiver Expiration Date
Venerable High Yield Fund – Class V	0.72%	September 6, 2026
Venerable Large Cap Index Fund – Class V	0.51%	September 6, 2026
Venerable Moderate Allocation Fund – Class V	0.89%	September 6, 2026
Venerable Strategic Bond Fund – Class V	0.80%	September 6, 2026
Venerable US Large Cap Strategic Equity Fund – Class V	0.86%	September 6, 2026
Venerable US Small Cap Fund – Class V	0.85%	September 12, 2027
Venerable Emerging Markets Equity Fund – Class V	1.44%	September 12, 2027
Venerable World Equity Fund – Class V	0.85%	September 12, 2027
Venerable Mid Cap Index Fund – Class V	0.65%	September 12, 2027
Venerable Small Cap Index Fund – Class V	0.68%	September 12, 2027
Venerable International Index Fund – Class V	0.70%	September 12, 2027
Venerable Bond Index Fund – Class V	0.61%	September 12, 2027
Venerable World Conservative Allocation Fund – Class V	0.86%	September 5, 2027
Venerable World Moderate Allocation Fund – Class V	1.00%	September 5, 2027
Venerable World Appreciation Allocation Fund – Class V	1.00%	September 5, 2027

2.	Sub-TA Fee: Company is not compensated for Sub-TA Fees pursuant to this Agreement.